SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                        _________________


                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                        _________________


                 Date of Report: December 11, 2003
                (Date of earliest event reported)


                       TEMPLE-INLAND INC.
     (Exact Name of Registrant as Specified in its Charter)

      Delaware             001-08634             75-1903917
  (State or Other         (Commission           (IRS Employer
    Jurisdiction          File Number)       Identification No.)
 of Incorporation)



        1300 South MoPac Expressway, Austin, Texas 78746
            (Address of Principal Executive Offices)


                         (512) 434-5800
      (Registrant's telephone number, including area code)



                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)



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Item 7.  Financial Statements and Exhibits

     (c)  Exhibits.

     99.1 Press release issued by Gaylord Chemical Company, a wholly-owned subsidiary of Temple-Inland Inc., on December 11, 2003, announcing the agreement in principle to settle all claims, including claims for compensatory and punitive damages, arising from the October 23, 1995 explosion of a rail tank car at the Gaylord Chemical plant in Bogalusa, Louisiana.


Item 9.  Regulation FD Disclosure

     On December 11, 2003, Gaylord Chemical Company, a wholly-owned subsidiary of Temple-Inland Inc., issued a press release announcing the agreement in principle to settle all claims, including claims for compensatory and punitive damages, arising from the October 23, 1995 explosion of a rail tank car at the Gaylord Chemical plant in Bogalusa, Louisiana. A copy of the press release is furnished as exhibit 99.1 of this report.


                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TEMPLE-INLAND INC.


Date: December 11, 2003       By:  /s/ M. Richard Warner
                                   --------------------------
                              Name:  M. Richard Warner
                              Title: President

                          EXHIBIT INDEX

Exhibit   Description                                      Page
-------   ------------                                     ----

99.1      Press release issued by Gaylord Chemical          4
          Company, a wholly-owned subsidiary of
          Temple-Inland Inc., on December 11, 2003, announcing the agreement in principle to settle all claims, including claims for compensatory and punitive damages, arising from the October 23, 1995 explosion of a rail tank car at the Gaylord Chemical plant in Bogalusa, Louisiana.